                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF OMNI ENERGY SERVICES CORP.



                                                          State of Incorporation
Subsidiary                                                   or Organization
----------                                                ----------------------
OMNI Energy Services - Alaska, Inc.                              Alaska

OMNI International Energy Services, Ltd                       Cayman Islands

OMNI International Energy Services-South America, Ltd         Cayman Islands

OMNI Energy Services Canada Corp.                                Alberta



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